H.C. Wainwright 22nd Annual Global Investment Conference Thomas Cannell DVM, President & CEO September 15, 2020 NASDAQ: SESN

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, clinical development of our protein therapies, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward- looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various important factors, including: our projected financial position and estimated cash burn rate, expectations regarding the timing and amounts of any payments from Qilu under our license agreement, expectations regarding Qilu's ability to manufacture, develop and commercialize Vicineum in Greater China, expectations regarding potential OUS partnerships, expectations regarding the completion of our BLA filing, expectations regarding the impact of COVID-19 on our business, expectations regarding the timing of our PPQ campaign, expectations regarding the timing of the submission of our MAA for Vicineum™ to the EMA, expectations regarding the timing of potential approval of our MAA submission by the EMA, expectations regarding the timing of potential commercialization of Vicineum, expectations regarding physicians’ decisions to prescribe Vicineum, expectations regarding potential revenue opportunities, if approved, our ability to successfully develop our product candidates and complete our planned clinical programs, the potential advantages or favorability of our product candidates, our ability to obtain marketing approvals for our product candidates, expectations regarding our ongoing clinical trials and future post-marketing confirmatory trials, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s product candidates, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other reports on file with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this presentation are made as of the date hereof, and Sesen Bio assumes no obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise except as required by applicable law. 2

BLOOD IN URINE See PCP; therapeutic trial of antibiotics prescribed Still see blood in urine See blood in urine; THE PATIENT JOURNEY try different antibiotic Confusion and concern on problem Begin tests REFERRED TO Shock and UROLOGIST st CT Scan emotional Preparing for 1 TURBT struggle cancer treatment Cytology Bladder BCG BCG again Cystoscopy MRI Fear, anxiety Testing Fear cancer Testing is progressing Hope DIAGNOSIS treatment is working BCG TUMOR HAS RECURRED BCG again BCG has failed More testing What’s next? UROLOGIST MAKES OUR MISSION IS TO SAVE AND Urologist visit TREATMENT CHOICE IMPROVE THE LIVES OF PATIENTS Intravenous treatment WITH CANCER Bladder (Medical Oncologist) removal (Surgeon) Intravesical treatment 3 Source: Svatek RS, et al. Eur Oncol. 2014. (Urologist)

SEPTEMBER 2020 BUSINESS UPDATE • Differentiated MOA enables compelling benefit-risk profile for Vicineum • Meaningful progress for CMC comparability • Clear regulatory path forward in US and Europe • China partnership with Qilu represents first milestone in realizing significant global commercial opportunity 4

Vicineum has a Highly Differentiated Mechanism of Action Mechanism 1: Mechanism 2: Kills cell directly Activates immune system Vicineum selectively targets EpCAM on T cells recognize neoantigen cancer cells while and kill cancer cells generally leaving healthy cells alone Vicineum causes immunogenic cell death by triggering Neoantigen T cell proliferation damage-associated molecular release patterns (DAMPs) DAMPs APC Activation Neoantigen presentation and T cell activation Memory T cell Vicineum For illustrative purposes only. Based on preclinical studies, we believe Vicineum works via a dual mechanism of action. 5

Vicineum has a Highly Differentiated Clinical Profile Efficacy Data Safety Data 3-month response data Intravesical administration • CIS: 40% complete response rate • Bladder wall serves protective function • Papillary: 71% recurrence-free rate • Preference of FDA* and most Urologists Durability of response Clinical experience • CIS: 52% duration of 9 months (12 months of • 243 patients exposed to Vicineum for periods up therapy) to 782 days across all clinical trials • Papillary: Median time to recurrence of 402 days • Average patient received 15 instillations of BCG Positive time to cystectomy data Differentiated safety profile • 76% of patients are cystectomy-free for 3 years • 95% of all AEs were Grade 1 or 2 • Meaningful data for patients and payers • Only 4% of patients experienced a treatment- related Grade 3-5 AE Encouraging survival data Favorable tolerability • Overall survival (OS) is 98% at 12 months • Low discontinuation rate due to AEs (3%) • 2-year OS is 96% vs. 94% for the general • No age-related increase in AEs population at 2 years (matched for age/gender) *As referenced in FDA NMIBC Guidance for Industry, February 2018. Source: Phase III data as of the May 29, 2019 data cut. 6 For additional information regarding Phase III clinical trial data please refer to slides 35-52.

Highly Reliable Manufacturing Process for Vicineum



Cell Bank
Shake flask
2000 L E. coli Production Bioreactor
Centrifugation
(bulk solids removal)
Clarification
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni2+ IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose HP
(Crude capture)
(Affinity capture, LMW Impurities removal)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.

Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

7

Forward-looking Timeline for Vicineum Positive progress in the US and Europe enables a clear regulatory path forward with the following anticipated milestones: US BLA completionFDA accepts file FDA approval Early commercial success 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 Europe MAA submission HTA/NICE evaluations EMA approval BLA = Biologics License Application; MAA = Marketing Authorization Application; HTA = Health Technology Assessment; NICE = National Institute for Clinical Excellence 8

Analytical Comparability Progress Clear FDA requirements for the PPQ Campaign Considerable in-house manufacturing process expertise from clinical manufacturing Completed the PPQ drug substance campaign at Fujifilm Completed the first and second PPQ drug product batches at Baxter; remaining PPQ batch expected to be completed in September 9

Sesen Bio OUS Update July 31, 2020: Announced partnership with Qilu Pharmaceutical for the manufacture, development and commercialization of Vicineum in Greater China* • Represents the first of 6-10 anticipated OUS deals • Financial terms include significant sources of non-dilutive capital • Qilu will be the Marketing Authorization Holder and will have the exclusive rights to develop, manufacture and commercialize Vicineum in the region • Terms of the agreement include tech transfer, creating an opportunity for future CMO partnership to meet significant global demand forecasts Vicineum is a product with potential for registration and reimbursement in multiple developed markets • OUS opportunity for Vicineum is roughly double the US opportunity • Additional partnership opportunities expected in 2H 2020 – 1H 2021 *Greater China is defined as China, Hong Kong, Macau and Taiwan 10

Simulation Inputs: US Market

sesen bio

Estimated patients eligible for branded therapy[1]
(Annual high-risk NMIBC patients unresponsive to BCG)

Lower Bound		Upper Bound
7,800 patients	⟷	20,400 patients

Estimated peak market share[2]
(Likely share of branded agents)

Lower Bound		Upper Bound
20%	⟷	75%

Approximate year 1 doses received[3]
(Percent of possible doses received)

Lower Bound		Upper Bound
67%	⟷	83%

Anticipated reimbursement price for competitive agents[4]
(Anticipated annual CMS ASP)

Lower Bound		Upper Bound
$100,000	⟷	$175,000

Sources: [1]National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2019., and ClearView Analysis 1Q 2019. [2]Emerging Treatment IDIs with High BCG-Treating UROs, 1Q 2020, N=34, [3]Phase III trial data as of May 29, 2019 data cut., [4]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List

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Simulation Inputs: OUS Market

Estimated incidence relative to the US[1]
(High-risk NMIBC patients unresponsive to BCG)

	Lower Bound	Upper Bound
Europe	1.1	1.3
China	1.6	1.8
MENA	0.2	0.4
Asia (incl. Japan)	0.8	1.0
Latin America	0.2	0.4
Canada	0.1	0.3
Oceania	0.05	0.2

Estimated price relative to the US[2]
(Anticipated reimbursed price)

	Lower Bound	Upper Bound
Europe	0.44	0.84
China	0.20	0.60
MENA	0.66	1.06
Asia (incl. Japan)	0.29	0.69
Latin America	0.30	1.00
Canada	0.35	0.70
Oceania	0.35	0.70

Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. [1]Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC.
[2]Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. [3]South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced.

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We estimate the OUS opportunity for Vicineum is roughly double the US Peak Revenue Opportunity for Vicineum Geography (captures 80% of variance) US $423M - $942M Europe $227M - $556M China $194M - $522M Rest of Asia (incl. Japan) $128M - $330M MENA $74M - $187M Latin America $51M - $150M Canada $28M - $81M Oceania* $17M - $53M *Australia, New Zealand, Melanesia, Micronesia, Polynesia Note: The peak sales ranges above were calculated using a Monte Carlo revenue simulation model; using the inputs listed on slides 11-12, the model calculated a range of alternative futures and possibilities. Peak sales presented capture 80% of uncertainty (10th-90th percentiles) 13

Updated Financial Overview We have an expected cash runway into 2Q 20211 with no outstanding debt • Cash and cash equivalents of approximately $38M as of June 30, 2020 We continue to efficiently strengthen our balance sheet, supporting stage-gated investment in US commercial build • ATM • 1Q 2020: net proceeds of $3.2M • 2Q 2020: net proceeds of $4.8M • Licensing deal • 2H 2020: expected gross proceeds of $12M ~$24M available on a $35M ATM facility administered by Jefferies, which was declared effective by the SEC on November 29, 20192 *Net proceeds are estimated based on gross proceeds less commissions and prorated estimated quarterly fees 1Assumes receipt of upfront payment under the Qilu License Agreement prior to December 31, 2020 2Pursuant to a shelf registration statement on form S-3 (File no. 333-223750) 14 SEC = Securities and Exchange Commission

Recent and Upcoming IR Events Completed 2020 IR Presentations 4Q 2019 Business Update - March 16 1Q 2020 Business Update - May 11 Investor Conference - June 2 OUS Business Update - July 31 Investor Conference - August 12 H.C. Wainwright Conference - September 15 Anticipated 2020 IR Presentations 3Q 2020 Business Update - November Regulatory Update - December 1515

THANK YOU

Talented and Experienced Leadership Team Prepared for Commercial Launch Senior Management Board of Directors Omar Rifi Thomas Cannell, DVM Jay Duker, M.D. Vice President, Business Development President, CEO and Director Chair of the Board of Directors and Alliance Management Monica Forbes Louise Stejbach Carrie L. Bourdow Chief Financial Officer Commercial Advisor Director Glen MacDonald, Ph.D. Jeannick Cizeau, Ph.D. Thomas Cannell, DVM Chief Technology Officer Head of Research President, CEO and Director Erin Clark Jeanette Kohlbrenner Jane V. Henderson Vice President, Corporate Strategy Human Resources Advisor Director and Investor Relations Mark Sullivan General Counsel and Jason Keyes Corporate Secretary Director 17

Appendix - Table of Contents Section Slide number Unmet Medical Need 19-23 Dual Mechanism of Action 24-25 Regulatory 26-34 Clinical Data 35-52 Commercial Opportunity 53-68 Manufacturing & Supply Chain 69-72 Intellectual Property 73-74 For Investor Purposes Only 18

Appendix Unmet Medical Need 19

~440,000
new cases each year globally[1]
BCG
SHORTAGE
is complicating patient care

Significant Unmet Medical Need in NMIBC

sesen bio

Bladder cancer is the 6th most prevalent cancer in the US, of which 75%-85% is NMIBC[2,3]

Bladder cancer is the most expensive cancer to treat in the US with projected costs of ~$6B by 2020[4]

One of the worst patient experiences among common cancers

Survival rates for bladder cancer have decreased in recent years in the UK, during which time there was also a BCG shortage[5]

[1]Bray F et al. CA Cancer J Clin, 2018. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Siegel et al. CA Cancer J Clin, 2019. [4]Svatek RS, et al. Eur Oncol. 2014. [5]Office of National Statistics, Aug 2019 Report.

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There is a Significant Unmet Need in China

Bladder Cancer is the 13th Most Common Cancer in China[1]

- 1.6-1.7 times the incidence vs. the US[2]
- Case fatality rate is 41% vs. 22.5% in the US[3]

China has Increasing Diagnosis Rates with Limited Treatment Options

- Diagnosis and treatment rate expected to increase from 85% in 2020 to 92% in 2028[4]
- Chemotherapy treatment is common with high recurrence rates[4]

>300M Adult Smokers in China[5]

- Largest smoking population in the world
- Smoking is the most important risk factor for bladder cancer

Improving Reimbursement and Pricing

- Updated provincial pricing and reimbursement policies have been set to improve patient access to innovative therapies in China[6]

Sources: [1]*Cancer Statistics in China*. American Cancer Society. 2015. [2]ClearView analysis. 2019. [3]GLOBOCAN/IARC. 2018. [4]Qilu business case presentation. April 2020. [5]Transl Lung Cancer Res. *Tobacco and the lung cancer epidemic in China*. NIH. May 2019. [6]Better Market Access in China – Government Improves Pricing and Reimbursement Environment. April 2019.

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Our Phase III data suggests Vicineum is cystectomy-sparing by significantly delaying or avoiding cystectomy for patients Your Bladder: An Essential Organ Radical Cystectomy: Life-Altering Surgery Self-controlled storage organ in Often a 10 hour or longer surgery the body In women, removal of the entire Holds urine for release so the bladder includes removal of the body is not exposed to harmful uterus, fallopian tubes, ovaries and toxins and waste cervix, part of the vaginal wall, and surrounding tissue Part of the urinary system; partners with lungs, skin, and In men, removal of the entire bladder intestines to keep chemicals and includes removal of the prostate, water in the body balanced and seminal vesicles, and surrounding healthy tissue Integrated with male and female Radical cystectomy requires life-long reproductive systems urinary diversion 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy Sources and Additional Information: Bladder Cancer Advocacy Network (BCAN). Bladder Removal Surgery. May 2017. 22

Latest global BCG shortage expected to last through 2020

sesen bio

2012	2013	2014	2015	2016	2017	2018	2019	2020
Sanofi suspends production of BCG Connaught strain during facility renovations		Merck announces shortages of BCG Tice strain			Sanofi discontinues all global production of BCG Connaught strain		Merck announces supply constraints of BCG Tice strain expected to last throughout 2020	

BCG Shortage Current Events:

- Since 2012, Merck has been the sole supplier of BCG in the US and the majority of countries worldwide.
- Merck has changed its TICE BCG distribution strategy, now allocating exclusively to distributors and wholesalers based on product supply and historical purchasing patterns.
- Merck anticipates this global supply constraint to continue throughout 2020.
- Prominent groups such as AUA, BCAN, and the LUGPA are advocating with the FDA and payers to find solutions.
- The AUA has issued updated guidance for high-risk NMIBC to maximize patient care, including decreased dosing, delayed maintenance therapy, first line use of alternative therapies, and earlier surgical intervention via radical cystectomy.
- Two clinical trials are underway to examine if the TICE BCG vaccine protects people against infection with COVID-19 virus.

Sources and Additional Information:
Wall Street Journal. *Sanofi to Stop Production of Bladder Cancer Drug BCG.* Peter Loftus. 2016. https://www.auanet.org/practice-resources/bcg-info/bcg-shortage-notice
https://www.bcan.org/2019-bcg-shortage-bladder-cancer/. https://www.who.int/news-room/commentaries/detail/bacille-calmette-gu%C3%A9rin-(bcg)-vaccination-and-covid-19

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Appendix Dual Mechanism of Action 24

Vicineum is Highly Differentiated and has a Dual Mechanism of Action • Fusion protein consisting of an antibody fragment and a cytotoxic payload • Small size facilitates tumor penetration and greater drug delivery • Selectively targets cancer cells while generally sparing healthy cells • Inhibits protein synthesis and kills both rapidly proliferating and slow-growing cancer cells • Effective against multi-drug resistant cancer cells Dual MoA Selectively targets EpCAM to Immunogenic cell death activates destroy cancer cells by a T cell-mediated immune immunogenic cell death response to attack the tumor Based on preclinical studies, we believe Vicineum works via a dual mechanism of action. 25

Appendix Regulatory 26

FDA Conditional Acceptance of Vicineum Tradename Differentiated vs. branded agents in Urology TM 27

Our long-term relationship with the agency has allowed us to shape our nonclinical and clinical programs in alignment with FDA guidance 2018 FDA Guidance Vicineum Clinical Program • Conduct nonclinical studies to assess toxicity in animal models • Conduct nonclinical studies to demonstrate anti-tumor activity • Conduct nonclinical studies to determine optimal dose and schedule • Examine anti-tumor activity and optimal dose schedule in early phase clinical trial • Papillary cohort endpoint of recurrence-free survival (time to event endpoint) • CIS studied in single-arm trial with CRR & DoR as primary endpoints • Papillary cohort not in primary efficacy endpoint • Prefer intravesical vs. systemic administration • Specifically define trial entry criteria • Definition of BCG-unresponsive disease • 2004 WHO classification for tumor grading • Central pathology review of biopsy tissue and urine cytology • Collect data on patients’ previous anti-cancer therapies • Enroll patients who reflect clinically relevant patient population • Optimize risk-benefit balance with dose selection • Definition of CRR • Collect time to cystectomy data • Lower bound of 95% confidence interval rules out clinically unimportant CRR • Nonclinical studies to determine need for evaluation of systemic toxicity • Consistent efficacy and safety data across Phase I, II and III trials Source: FDA Guidance: BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018. 28 CRR, Complete Response Rate; DoR, Duration of Response; BCG, bacillus Calmette-Guérin; WHO, World Health Organization. 28

Vicineum demonstrates a strong benefit-risk profile in our Phase III Trial Efficacy Surrogate Time to Health Endpoints Cystectomy Outcomes Benefit Risk : Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar, checkpoint inhibitors No dose or age-related increase in AEs Intravesical administration 2018 FDA Guidance: The approval of a marketing application is based on a favorable risk-benefit assessment Phase III clinical trial is an open-label, multicenter, single-arm registration trial for the treatment of high-risk NMIBC patients who are designated to be BCG-unresponsive after adequate treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and two in the second. Preliminary data as of May 29, 2019 data cut. 29

Initiation of Vicineum BLA submission under Rolling Review on December 6, 2019 Oncology Products Reviewed by FDA 2006 - 2015 Phase Probability of Approval Products at end of Phase I 5% Products at end of Phase II 8% Products at end of Phase III 33% Products with BLA Submission 82% As part of a comprehensive analysis done for the Biotechnology Innovation Organization (BIO), a total of 9,985 clinical and regulatory phase transitions (phase advancement or development suspension) were recorded and analyzed from 7,455 development programs, across 1,103 companies. Sources: FDA applications for oncology products 2006 – 2015. Thomas D.W. et al., Clinical development success rates 2006-2015. 2016. Bio, BioMedTracker and Amplion. 30

Significant Progress in 2019 4 Pivotal Face-to-Face Meetings Led to BLA Submission of Clinical/Nonclinical Data May 2019: FDA Accepts CMC Analytical Comparability Plan • No additional clinical trials deemed necessary at this time, subject to final review of comparability data in the BLA June 2019: FDA Recommends Accelerated Approval Pathway and Rolling Review • Nonclinical data, clinical pharmacology data, and the safety database are sufficient to support a BLA submission November 2019: Gained alignment with FDA on post-marketing confirmatory trial • Creates opportunity for future label expansion in broader population December 2019: Gained alignment with the FDA on the final content of the BLA • Shared commitment to accelerate the timing of the pre-license inspection December 2019: Initiated BLA submission for Vicineum under Rolling Review 31

BLA Amendment filed in May 2020 further supports favorable safety and tolerability profile of Vicineum sesen bio

Module 1

- General corporate information
- Patent information and exclusivity
- Waivers
- Draft Label
- Risk management plan

- Draft carton and container labels

Expected to be submitted in 2H 2020

Module 2

- Introduction to summary
- Quality overall summary
- Non-clinical overview
- Clinical overview
- Non-clinical written and tabulated summaries
  - Pharmacology
  - Pharmacokinetics
  - Toxicology
- Clinical summaries
  - Biopharmaceutical studies
  - Pharmacology studies
  - Clinical Efficacy
  - Clinical Safety

BLA Amendment filed May 2020

- Phase 3 clinical assays
  - Description of assays and validation
  - Summary of sample analysis results

Module 3

- Drug substance
  - Manufacturer
  - Facility information
  - Batch records
  - Validation Master Plans
- Drug product
  - Manufacturer
  - Facility information
  - Batch records
  - Validation master plans

- Drug substance PPQ data
- Drug product PPQ data
- Analytical comparability study
- Analytical method validation

Expected to be submitted in 2H 2020

Module 4

- 24 Non-clinical studies
- 30 Non-clinical reports
  - Pharmacology
    - 19 reports
  - Pharmacokinetics
    - 4 reports
  - Toxicology reports
    - 7 reports

Module 5

- List of clinical studies
- Phase 1, 2 and 3 Clinical Study Reports
- Integrated Summary of Efficacy
- Integrated Summary of Safety
- Case Report Forms

Indicates information submitted in December 2019

32

November 2019: Type C FDA meeting We were successful in gaining alignment with the FDA on the design of our post-marketing confirmatory trial forVicineum Key Elements The confirmatory trial will enroll BCG-refractory patients who received less-than-adequate BCG* • This represents a broader patient population than the originally proposed BCG-intolerant population • If the trial is successful, labeling is expected to be expanded to include this additional patient population The trial is expected to be powered to demonstrate the superior efficacy of Vicineum vs. currently utilizedtherapies • Primary endpoints expected to include complete response rate and duration of response • Secondary endpoints expected to include quality of life, survival and safety assessments, as well as an evaluation of a delayed complete response** • These data are expected to contribute to favorable reimbursement discussions worldwide * Adequate BCG is defined by the FDA as at least 5 doses in an initial induction course, plus at least 2 doses in a second course 33 ** In post-hoc analyses requested by the FDA, Vicineum was shown to demonstrate a delayed CR in some patients who were non-CR at 3 months

Positive Interactions with EMA on Regulatory Pathway for Vicineum May 7, 2020 CHMP clinical advice for Vicineum: • The nonclinical and clinical pharmacology studies, and safety database are all sufficient to support a MAA submission for Vicineum and no additional clinical trials were requested • There is an unmet need for BCG-unresponsive NMIBC patients, especially for patients who are contraindicated for cystectomy • CHMP provided Sesen Bio with additional clarity on how to structure data in the MAA submission May 29, 2020 CHMP CMC advice for Vicineum: • Analytic comparability aligned to global standards issued by the ICH • CHMP agreed that the CMC comparability plan provides a strong analytical package, and no additional clinical trials to establish comparability are deemed necessary at this time • CHMP agreed to accept the GMP inspections conducted by the FDA Based on the guidance received, we expect to submit the MAA for Vicineum to the EMA in early 2021, with potential approval anticipated in early 2022 CHMP = Committee for Medicinal Products for Human Use EMA = European Medicines Agency MAA = marketing authorization application 34 ICH = International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use

Appendix Clinical Data 35

Phase III Trial: Patient Demographics COHORT 1 COHORT 2 COHORT 3 CHARACTERISTICS CIS that was refractory or CIS that recurred >6 Papillary tumors (without recurred within 6 months CIS) that recurred within of adequate BCG adequate BCG 6 months of adequate BCG Total patients enrolled 86 7 40 Evaluable patients at 3-months 86 7 40 Evaluable patients at 6-months 86 7 40 Evaluable patients at 9-months 86 7 40 Evaluable patients at 12-months 86 7 40 Mean age (years) 74 68 74 Males/Females 63/23 6/1 34/6 Mean prior treatment for NMIBC BCG cycles (courses) 3 (range 2-13) 3 (range 2-13) BCG cycles (instillations) 16 (range 8-45) 15 (range 7-48) Intravesical chemotherapy 1 (range 0-23) 1 (range 0-6) TURBT 4 (range 0-28) 4 (range 0-10) TURBT: transurethral resection of bladder tumor 36 Note: Data are as of May 29, 2019 data cut

Compelling Clinical Data Set

Endpoint	How Endpoint is Measured	Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 40% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response rate in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time from complete response to treatment failure.	• 52% duration of 9 months (12 months of therapy) • 39% duration of 15 months or greater (18 months of therapy) • The longer the CR, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • 50% probability of remaining recurrence-free for 12 months • 37% probability of remaining recurrence-free for 24 months or greater
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• 76% of patients are cystectomy-free for 3 years • Responders have an 88% probability of remaining cystectomy-free at 3 years • Average responder remains cystectomy-free for 1,035 days vs. 631 days for non-responders
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• 96% of patients are progression-free at 12 months • 90% of patients are progression-free for 24 months or greater • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 29% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 21% of patients remain event-free for 24 months or greater
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• Overall survival is 98% at 12 months • Overall survival is 96% for 24 months or greater vs. 94% for general population at 2 years
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 AEs • Increased dosing in Phase III did not increase severity or frequency of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

Note: Data are as of May 29, 2019 data cut

37

Additional Vicineum Clinical Data

Preliminary Phase II vs. Phase III Complete Response Rate		
Time Point	Phase II Pooled CRR (95% Confidence Interval)	Phase III Pooled CRR (95% Confidence Interval)
3-months	40% (26%-56%)	40% (30%- 51%)
6-months	27% (15%-42%)	28% (19%-39%)
9-months	18% (8%-32%)	21% (13%-31%)
12-months	16% (7%-30%)	17% (10%-26%)

Dosing:

Phase II:

Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off; those with residual disease at 3 months had option of to start maintenance or receive a second induction course.

Cohort 2: 12 weekly induction doses; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off.

Phase III:

Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR is achieved, proceed to maintenance of every other week dosing for 2 years total.

Note: Phase III data are as of May 29, 2019 data cut

38

Phase III Trial: Evaluable Patient Data Tables by Cohort for Carcinoma in situ Cohort 1 (n=82) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=82 39% (28%-50%) 6-months n=82 26% (17%-36%) 9-months n=82 20% (12%-30%) 12-months n=82 17% (10%-27%) Cohort 2 (n=7) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=7 57% (18%-90%) 6-months n=7 57% (18%-90%) 9-months n=7 43% (10%-82%) 12-months n=7 14% (0%-58%) Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase 39 Note: Data are as of May 29, 2019 data cut

Complete and Partial Response: In our Phase II clinical trial, 83% of patients had a complete or partial response 3-Month Response 40% of patients had a complete response Start of Treatment with 43% of patients had a partial response Vicineum 17% of patients had no response *Note: Data are from Phase II clinical trial, n=45 (40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response, as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available. 40

Duration of Response: 52% of CIS patients who had a complete response at 3 months remained disease-free for a total of 12 months after starting treatment Median Duration of Response is 287 days (95% CI, 154-NE* days) (9.4 months)** 100 KM Estimate 80 X Censored 95% CI 60 52% 39% 40 % of Patients Patients % with Response ofComplete 20 0 3 6 9 12 15 18 21 At time of first CR (90 days) Time after first CR (months) KM Evaluable 36 35 21 16 13 10 6 4 Patients: Duration of response: defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the primary endpoint, Cohort 1 (n=86) is 273 days (95% CI=122-NE), 41 and duration of response for Cohort 2 (n=7) is 290 days (95% CI=167-NE), based on the Kaplan-Meier method.

Duration of Response: The longer you have a complete response, the higher the probability of remaining cancer-free Probability of Maintaining Complete Response (CR) for at Least One Additional Year* CR at 12 months 74% CR at 9 months 61% CR at 6 months 56% CR at 3 months 42% Day 0 17% 0% 20% 40% 60% 80% Probability of CR for Additional 12 months Duration of response: defined as the time from complete response to treatment failure. 42 *Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2.

Duration of Response: Vicineum is generally more efficacious in CIS patients treated with less BCG The BCG shortage may cause a new normal wherein patients receive less BCG 100 Legend: 7-9 BCG instillations 80 X Censored 60 Median 40 20 % ofPatients withComplete Response 0 3 6 9 12 15 18 21 At time of first CR Time after first CR (months) (90 days) KM Evaluable Patients 7 – 9 BCG Instillations: 7 7 5 4 4 2 2 2 KM Evaluable Patients 29 28 15 13 9 8 4 2 Duration of response: defined as the time of complete response to treatment failure. 43 *Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2.

Time to Disease Recurrence: Time to Disease-Recurrence: 50% of high-risk papillary patients who were treated with Vicineum are disease-free at 1 year Median time to recurrence is 402 days per Kaplan-Meier estimate (13.2 months) 100 Legend: 80 KM Estimate X Censored 95% CI 60 50% 40 37% % ofPatients Recurrence-Free 20 0 0 3 6 9 12 15 18 21 24 Time on treatment (months) KM Evaluable 40 27 23 18 16 12 10 8 4 Patients: 2018 FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single-arm trials but should not include them in the evaluation of the primary efficacy endpoint. Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. Median time to disease recurrence 95% confidence intervals are 170 – Not estimable (NE) days. Not estimable means the upper bound for the 95% confidence interval has not reached the median. 44 Note: Data reflect results of patients in cohort 3 (n = 40) with high-grade Ta or T1 tumors (without Carcinoma in situ) that recurred within 6 months of adequate BCG.

Recurrence-free Rate: 42% of high-risk papillary patients remain disease- free after one year Recurrence-free (RF) Rate (Papillary patients) Time Point Evaluable Patients RF Rate (95% Confidence Interval) 3-months n=38 71% (54%-85%) 6-months n=38 58% (41%-74%) 9-months n=38 45% (29%-62%) 12-months n=38 42% (26%-59%) Recurrence-free rate: defined as the percentage of patients that are recurrence-free at the given assessment time point. Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase 45 Note: Data are as of May 29, 2019 data cut

Highly Differentiated Time-to-Cystectomy Data vs. Currently Available Agents 76% of patients are cystectomy-free for 3 years No patient on treatment progressed to metastatic disease 100 Legend: KM Estimate X Censored 80 95% CI 60 Median 40 20 % ofPatients Cystectomy-Free 0 0 3 6 9 12 15 18 21 24 27 30 33 Time from start of treatment (months) KM Evaluable 133 127 113 100 86 60 49 37 29 15 10 5 Patients: 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high-risk papillary disease in Europe is ~105 days (National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical treatment of bladder cancer patients, Poletajew S, et al., 2015.) Additional FDA guidance states that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provider preferences can confound the 46 interpretation of this endpoint in randomized trials and particularly in single-arm trials. Nevertheless, sponsors should collect these data, which may provide supportive evidence of effectiveness.

Time to Cystectomy: Responders have an 88% probability of remaining cystectomy-free 3 years after starting treatment The average responder remains cystectomy-free for 1,035 days vs. 631 days for non-responders 100 Statistically significant difference for 80 responders vs. non-responders: p = < 0.001 60 Median Legend: 40 Responders Non-responders % ofPatients Cystectomy-Free 20 X Censored 0 0 3 6 9 12 15 18 21 24 27 30 33 36 Time from start of treatment (months) KM Evaluable 63 63 63 58 52 39 34 27 23 13 9 4 2 Responder Patients: KM Evaluable Non- 70 64 50 42 34 21 15 10 6 2 0 0 0 responder Patients: Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data consist of patients from all cohorts (n=133). 47

Overall Survival 1- and 2-year survival rates of patients on trial are comparable to those of the general population of similar age and gender demographics (predominantly male in their 70s) Survival Estimates Patients on VISTA Trial General Population1 1 year 98% 97% 2 years 96% 94% 1U.S. Social Security Administration Actuarial Life Table (https://www.ssa.gov/oact/STATS/table4c6.html), Based on probability of dying within one year and weighted to match VISTA trial population demographics 48

Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability sesen bio

Increased dosing and duration of exposure does not appear to lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II Patients (%)	Phase III Patients (%)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	66 (50%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	4 (3%)

Vicineum Treatment Exposure:

Average Instillations per Patient	12	27
Average Duration of Exposure (days)	147	240

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in June 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and educated investigators. No new serious related renal events since.

49

Safety and Tolerability: No age-related increase in adverse events in our Phase III trial The average patient in the VISTA trial was ~74 years old Adverse Events 9.0 Treatment-related Adverse Events 7.9 7.5 3.0 Mean Mean AEs/patient 2.1 1.6 54-69 70-79 80+ (n=40) (n=57) (n=36) Age (years) Note: Data consist of patients from all cohorts (n=133). 50 Mean AEs for all patients: 8.1 (range 0-54), Mean treatment-related AEs for all patients: 2.2 (range 0-51).

3-month complete response rate data from different clinical trials Please use caution when drawing comparisons across different clinical trials Vicineum 3-month CRR Keytruda 3-month CRR 60 60 U.S. Patients1 Overall1 Overall3 53% U.S. Patients3 50 51% 50 51% 48% 40 40% 41% 40 41% 32% 31% 30 30% 29% 30 CRR CRR (%) CRR CRR (%) 20 20 20% success criterion for the primary hypothesis test2 20% success criterion for the primary hypothesis test2 16% 10 10 0 0 1Data are as of May 29, 2019 data cut from the Phase III VISTA trial 3Advisory Committee Briefing Document and presentation slides for pembrolizumab for NMIBC (PEMBROLIZUMAB-P057V01MK3475). December 17, 2019. 2To demonstrate a clinically meaningful response, per Keytruda ODAC panel discussion on Dec. 17, 2019 and based on the 18% CRR of Valstar CRR: complete response rate 51 CRR data from each trial are for CIS patients only 95% confidence intervals determined using exact binomial method (Clopper-Pearson)

Pipeline of Targeted Therapies

We believe there is strong scientific rationale for Vicineum in combination with checkpoint inhibitors. Vicineum in combination with AstraZeneca's anti-PD-L1, Imfinzi (durvalumab), is being evaluated in a Phase 1 trial run by the National Cancer Institute.

PRODUCT CANDIDATE	PAYLOAD	INDICATION	PRECLINICAL	Ph I	Ph II	Ph III	BLA
Locally administered TPTs							
Vicineum	**ETA**	BCG-unresponsive high-risk NMIBC	Submission Initiated				
Vicineum	**ETA**	SCCHN	Complete				
Locally administered TPT + Systemic Checkpoint Inhibitor							
Vicineum + Durvalumab	**ETA & IO**	BCG-unresponsive high-risk NMIBC	Ongoing				
Vicineum (Combination with checkpoint inhibitor)	**ETA & IO**	SCCHN	Deferred				

We have deferred further development of Vicineum, for the treatment of squamous cell carcinoma of the head and neck (SCCHN), and VB6-845d in order to focus our efforts and resources on our ongoing development of Vicineum for the treatment of high-risk NMIBC. We are also exploring collaborations for Vicineum, for the treatment of SCCHN, and VB6-845d.
ETA, exotoxin A; IO, immuno-oncology agent

52

Appendix Commercial Opportunity 53

Large Global Commercial Opportunity Substantial US opportunity and OUS potential of roughly two times the US • We have CMO partners capable of reliably meeting that demand Anticipated virtuous cycle of advocacy across physicians, patients/caregivers, and payers to drive rapid uptake and strong growth after approval and launch Compelling intent to prescribe research Highly concentrated market of ~1,500 Urologists treating ~75% of BCG patients allows for efficient targeting • Estimated 40-50 sales representatives required • Allows for efficient digital/social strategies to activate patients/caregivers Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30. 54

Vicineum has the Potential to Provide Continuity of Care for Patients with NMIBC Checkpoint Treatment Protocol BCG Vicineum Inhibitors Treatment at Urology office X Directed by Urologist X Administration by Urology nurse X Bladder infusion via urinary catheter X 2-hour infusion, hold, and rotation X Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30. 55

Market Research Input Clinical Data from Emerging Treatments for NMIBC Vicineum Tecentriq (Phase III Data) (Phase II Data) Characteristics Median Patient Age 73 73 Median # of BCG Instillations 12 12 Efficacy N=89 N=73 • At 3 Months 40% 41% • At 6 Months 28% 28% Safety N=133 N=73 Treatment-Related Grade 3-5 AEs 4% 12% Mode of Administration Intravesical Intravenous Source: May 2020 ASCO abstract for Tecentriq profile; Dec. 2019 BLA submission for Vicineum profile. Note: The data shown are from the respective trials and do not represent head-to-head trial outcomes 56

Competitive Scan: August 2020
BCG-Unresponsive NMIBC Monotherapies

Approved/Pipeline Products

Checkpoint Inhibitors:

Keytruda
- Approved for NMIBC January 2020
- Reimbursed at $175,000/year with minimal payer restrictions

Tecentriq
- Awaiting Phase III enrollment
- Phase II closed prematurely as it failed to meet futility endpoint

Gene Therapy: Adenovirus Vectors

Adstiladrin
- Missed May PDUFA date
- Received a CRL from the FDA in May 2020 citing numerous CMC and manufacturing issues

CG0070
- Phase III trial anticipated to start September 2020
- Same adenovirus serotype as Adstiladrin

Recently Terminated Programs

Phase II Trials

• Enzalutamide	October 2018
• Inodiftagene Vixteplasmid	November 2019
• Rogaratinib	December 2019

Phase III Trials

• Rapamycin	June 2019
• Nanoxel	August 2019
• Mitomycin C + Synergo	April 2020

57

Appendix 1Q 2020 Intent-to-Prescribe Market Research Results We conducted 30-minute interviews with 34 high- prescribing Urologists to assess their views of the Vicineum profile vs. the Keytruda profile based on available clinical information For investor purposes only 58

Market Research Input
Profile of Emerging Treatments for NMIBC

	Vicineum Profile	Keytruda Profile
Mechanism of Action	Selectively targets and kills bladder cancer cells while sparing healthy cells, while also activating the immune system to attack the tumor	Binds to the PD-1 receptor, blocking both PD-L1 and PD-L2 from interacting with PD-1 to help restore T cell-mediated immune responses to attack the tumor
Indication	• Carcinoma *in situ* • High-risk papillary (Ta/T1)	• Carcinoma *in situ*
	2nd line use for patients who have failed following at least 2 courses of BCG (minimum 7 doses), and still have evidence of disease	2nd line use for patients who have failed following at least 2 courses of BCG (minimum 7 doses), and still have evidence of disease
	Limitations: None (anticipated upon FDA review)	Limitations: Only patients ineligible for or refusing cystectomy
Mode of Administration	Intravesical	Intravenous
Dosing Regimen	Induction Weeks 1-6: twice weekly Weeks 7-12: once weekly Maintenance Every 2 weeks	Every 3 weeks
Generally Administered By	Urologist	Medical Oncologist

Source: Dec. 2019 FDA briefing book for Keytruda profile; Dec. 2019 BLA submission for Vicineum profile.
This slide is intended for market research purposes only and is not intended for marketing purposes.

59

Market Research Input Clinical Data from Emerging Treatments for NMIBC Vicineum Profile Keytruda Profile Efficacy N=89 N=102 Complete Response Rate • At 3 Months 40% (CI: 30-51) 41% (CI: 32-51) • At 12 Months 17% 20% • At 18 Months 11% 13% 76% of patients were cystectomy-free Time to Cystectomy No data reported (not a clinical trial endpoint) at 36 months (n=133) Safety N=133 N=102 Treatment-Related Grade 3-5 AEs 4% 13% Discontinuation due to an AE 3% 10% Mode of Administration Intravesical Intravenous Source: Dec. 2019 FDA briefing book for Keytruda profile; Dec. 2019 BLA submission for Vicineum profile. This slide is intended for market research purposes only and is not intended for marketing purposes. 60

1Q 2020 Market Research Results High Prescribing Urologists Prefer Vicineum Profile Intent-to-Prescribe Key Attributes (Stated share of branded agents)* Extremely 10.0 90% 83% 9.0 8.6 80% 8.2 8.2 8.0 70% 7.0 6.2 60% 6.0 5.8 5.4 5.2 50% 5.0 40% Average RatingAverage 4.0 % ofpatients 3.4 30% 3.0 17% 20% 2.0 10% 1.0 0% Not at all 0.0 Vicineum Keytruda Efficacy Safety Ease of Interest in use of Profile Profile integration product Vicineum Profile Keytruda Profile Source: Emerging treatment in-depth interviews (IDIs) with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. 61 *Urologists would use a branded agent in ~80% of their high-risk, BCG-unresponsive patients

1Q 2020 Market Research Results Reasons Urologists Prefer Vicineum Profile • Urologists strongly prefer to retain ownership of patient journey – High degree of reluctance to refer to Medical Oncologists – Fear of losing follow-up diagnostics with patient after treatment referral • Urologists perceive favorable product profile for Vicineum – Comparable efficacy and favorable safety/tolerability relative to Keytruda profile – Compelling time-to-cystectomy data • Urologists perceive administration of Vicineum as highly consistent with office operations – Vicineum administration protocol is identical to BCG – Many Urologists are less familiar with the side effects of intravenous chemotherapy • Urologists perceive negative psychological effects of intravenous chemotherapy on patients – Stigma of seeing an Oncologist/going to large academic medical center – Patient perception of more advanced disease (e.g. terminal patients) Source: Emerging treatment IDIs with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. 62

Highly Concentrated Prescriber BasePrescriber Concentrated Highly forAllows Commercial Model Efficient 1 AUA State of the Urology Workforce thetheAUA Urology 2017. of Workforce Unitedand States. Practicein State 2 Health Verity 2019. Health 1 % of Patients 100% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0% 0 200 400 600 800 1,000 1,200 1,400 ~1,500 Urologists 75% treat of patients 1,600 1,800 2,000 BCG Prescribers BCG 2,200 2,400 2,600 2,800 3,000 3,200 3,400 3,600 2 3,800 4,000 4,200 4,400 4,600 4,800 63

At treatment decision points, caregivers often play an influential role Our strategy is to educate and inform caregivers via a wide range of digital and social channels Digital • Paid search • Organic search • Videos • Banners • Website (branded or unbranded) Social • Facebook community groups • Twitter • Lead gen/CRM Lead gen = lead generation 64 CRM = customer relationship management

Pricing and Reimbursement US Benchmarks



Price Reference
(Annual Cost)
$200K
Opdivo[1]
Keytruda[1]
Tecentriq[1]
$150K
$100K
$50K
$0K
Anticipated competitive pricing



Payer Management Responses to Pricing[2]
100%
50%
0%
Proportion of Payers
$30 K
$60 K
$90 K
$150 K
Key:
Unrestricted Coverage
PA to Label
PA to Trial
Risk of Step Edit*
Not on Formulary

Sources: [1]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List as of 1Q 2020 (cms.gov).
[2]Payer Interviews, ClearView Analysis, n=10, March 2019.
*Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to their organization's Medicare Advantage medical benefit. PA = Prior Authorization

65

Partnership Opportunity in China: Qilu Pharmaceutical Profile • Top 10 Pharmaceutical Company in China with >$3B in annual revenues • Extensive clinical experience • 2nd largest clinical team in Chinese Big Pharma • Focused on biosimilar and innovative drugs, with nearly 40 years of clinical development experience • Significant oncology experience with a dedicated team of nearly 5,000 employees in sales, marketing and medical • Among top 3 companies in China for market promotion in oncology • Three commercially available biologics which are manufactured via microbial expression • Microbial drug production facility is NMPA approved and has been inspected by EU QP • DS and DP manufacturing capabilities • Future opportunity to leverage manufacturing expertise as a secondary supplier to help meet global demand DS = Drug Substance; DP = Drug Product; NMPA = National Medical Products Administration (formerly CFDA); QP = Qualified Person 66

Overview of Qilu License Agreement • Financial terms include significant sources of non-dilutive capital • Upfront payment of $12M in cash • Eligibility to receive up to $23M in regulatory and tech transfer milestones in addition to 12% royalties on net sales for at least 12 years • Qilu will be the Marketing Authorization Holder (MAH) and will have the exclusive rights to develop, manufacture and commercialize Vicineum in the Greater China* region • Qilu will be responsible for all expenses related to these activities • Sesen retains full development and commercialization rights in the US and rest of world excluding Greater China • Terms of the agreement include tech transfer, creating an opportunity for future CMO partnership to meet significant global demand forecasts *Greater China is defined as China, Hong Kong, Macau and Taiwan 67

Building Our Reputation as a Partner of Choice Feedback Received from Qilu During the Negotiation Process Vicineum is a highly differentiated product that addresses a huge unmet need Highly knowledgeable clinical and manufacturing teams Significant CMC capabilities and experience Strong cultural fit between Sesen and Qilu 68

Appendix Manufacturing & Supply Chain 69

Reliable and Inexpensive Manufacturing Process Vicineum is manufactured using a robust, industry-standard microbial expression system The manufacturing process is highly reliable, reducing the risk of supply shortages The manufacturing process is inexpensive, leading to a relatively low cost-of-goods For manufacturing, we have partnered with Fujifilm and Baxter, both world-class contract manufacturers 70

We have Experienced Partners for the Global Manufacturing and Supply of Vicineum Licensed for commercial production of 8 approved products 25+ years developing and manufacturing biologics 310+ protein-based therapeutics in development and/or manufacturing Proven track record with FDA and worldwide regulatory agencies Baxter’s BioPharma Solutions Business: 160 clinical and commercial programs 60+ years of experience in manufacturing of oncology products ISPE 2016 Facility of the Year Award at site of Vicineum manufacture Proven track record with FDA and worldwide regulatory agencies 71

Vicineum Commercial Manufacturing Strategy Clinical Supply Commercial Supply Drug Substance Sesen Fuji (CMO) Drug Product Sesen Baxter (CMO) The analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of the protein (e.g. purity by HPLC, endotoxin content) 2. Biophysical Characterization • Assesses the structural characteristics of the protein (e.g. Peptide Mapping, Differential Scanning Calorimetry) 3. Forced Degradation Studies • Assesses the degradation pathway of the protein when exposed to stress conditions (e.g. purity by HPLC after temperature extremes) 4. Stability Studies • Assesses the stability of the protein under long-term storage conditions (e.g. purity by HPLC after storage at -20°) 72

Appendix Intellectual Property 73

Vicineum Patent Life Pending Applications Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, Stabilized Chimeric Immunoglobulins would expire in 2036 or later. (April 2020 - July 2020) US: 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (April 2024 - Jun 2025) Potential for 12 years of biologics marketing exclusivity from date (TBD) of first approval* Pending Applications Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, Stabilized Chimeric would expire in 2036 or later. Immunoglobulins (April 2020) OUS: 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (Apr 2024) Note: Patent life assessment reflects independent analysis by Hogan Lovells US LLP. 74 *Data exclusivity granted by FDA under the Biologics Price Competition and Innovation Act of 2009 (codified at 42 U.S.C. § 262(k))